FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2007

 SONOMA VALLEY BANCORP
(Exact name of registrant as specified in its charter)

California	000-31929	68-0454068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

202 West Napa Street, Sonoma, California          95476
(Address of principal executive offices)                                  (Zip Code)

Registrant’s telephone number, including area code:     (707) 935-3200

 (Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 2 – Financial Information

Item 2.02.                                Results of Operations and Financial Condition

On July 13, 2007, Sonoma Valley Bancorp announced its results for the second quarter ended June 30, 2007, on the press release attached as Exhibit 99.

Section 9 – Financial Statements and Exhibits

Item 9.01.                                Financial Statements and Exhibits

Exhibit No.                                           Exhibit Description

99	Press release dated July 13, 2007, titled “Sonoma Valley Bancorp Announces Record Second Quarter Earnings”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   July 13, 2007

Sonoma Valley Bancorp, a California corporation

/s/   Mel Switzer, Jr.
Mel Switzer, Jr.,
Chief Executive Officer and President
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.                                           Description

99	Press release dated July 13, 2007, titled “Sonoma Valley Bancorp Announces Record Second Quarter Earnings”

P R E S S   R E L E A S E
FOR ADDITIONAL INFORMATION:
Contact Christy Coulston,
Vice President & Marketing Director
(707) 935-3200

SONOMA VALLEY BANCORP ANNOUNCES RECORD SECOND QUARTER EARNINGS

SONOMA, California, July 13, 2007 – Sonoma Valley Bancorp Vice Chairman, President and CEO Mel Switzer, Jr. reported record company earnings of $2,089,056 for the six months ended June 30, 2007, compared to $1,891,314 a year ago, a gain of 10.5%.  Earnings per share increased to $.93 versus $.84, a gain of 10.7% over 2006.

Sonoma Valley Bancorp also posted record total assets of $286 million at June 30, 2007, up 7.2% from $266 million a year ago.  Loans reached $234 million, up 15.0% from $203 million in 2006.  The annualized Return on Average Assets was 1.50% and the annualized Return on Average Equity was 15.51%.  The Book Value for the stock at period end was $11.90.

The record earnings were accomplished through substantial growth of loans, as well as controlling personnel expenses, achieving higher operating efficiencies, and improving non-interest income.  The Company paid a cash dividend of thirty cents ($.30) per share in the first quarter of 2007.

The June issue of U.S. Banker magazine focused on the top 200 Community Banks in the nation based upon the three year Average Return on Equity ending 12-31-06.  Sonoma Valley Bancorp placed in the top 75 banks in the country with a three year average ROE of 15.05%.

For the fourteenth year, Findley Reports, Inc. named Sonoma Valley Bancorp to its list of SUPER PREMIER PERFORMING BANKS in 2006, as well as “Best of the Best” of its peer group of banks.  Sonoma Valley Bank was chosen as the number one bank in California in its size category for exceptional historical performance.  Bauer Financial again awarded the Bank their highest designation, 5 STAR, based on capital strength and consistent earnings.

Sonoma Valley Bancorp shares are listed on the OTC Bulletin Board (OTCBB) and the stock symbol is SBNK.

This press release may contain forward-looking statements, which are not historical facts, but which management believes are a benefit to shareholders.  These forward looking statements may include management's expectations regarding future events and performance of its subsidiary, Sonoma Valley Bank, including such items as operating efficiencies, projected growth in loans and deposits, future operating results and forecasts, net interest margin, strength of the local economy where Sonoma Valley Bank principally operates, and federal fiscal policies.  Future events are difficult to predict and such forward-looking statements contained in this press release which are not historical facts are subject to risks and uncertainties that could cause actual results to differ materially and adversely from those expressed, including, but not limited to, certain changes in the local economy, changes in interest rates and federal fiscal policies, and changes in competition.  In addition, the Company discusses certain other risks and uncertainties related to its operations in its reports filed with the Securities and Exchange Commission, which risks and discussion should be read in conjunction with this press release.  The Company assumes no obligation to publicly revise forward-looking statements to reflect subsequent events or changed circumstances.